UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2024

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of December 31, 2023, Golub Capital Private Credit Fund (the “Fund”) had investments in 173 portfolio companies with total fair value of approximately $1,404 million. As of December 31, 2023, approximately 100% of the Fund’s portfolio investments, based on fair value, were in first lien senior secured loans. In addition, the Fund held subordinated debt loans and equity and other securities that combined to represent an amount less than 1% of the Fund's portfolio investments based on fair value as of December 31, 2023. As of December 31, 2023, approximately 100% of the debt investments in the Fund’s portfolio based on fair value were floating rates and two debt investments representing an amount less than 1% had a fixed interest rate. As of December 31, 2023, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of December 31, 2023
Software	22%
Insurance	8%
Diversified Consumer Services	7%
Automobiles	6%
Specialty Retail	6%
Hotels, Restaurants and Leisure	5%
Healthcare Providers and Services	5%
Health Care Technology	4%
Professional Services	4%
IT Services	3%

As of December 31, 2023, the Fund’s aggregate net asset value was approximately $690 million, the fair value of its portfolio investments was approximately $1,404 million, and it had approximately $765 million of debt outstanding. The Fund’s debt-to-equity leverage ratio as of December 31, 2023 was 1.12x.

Net Asset Value

The net asset value ("NAV") per share of each class of shares of the Fund as of December 31, 2023, as determined in accordance with the Fund’s valuation policy and procedures, is set forth below.

NAV Per Share as of December 31, 2023
Class I Common Shares	$25.07

As of December 31, 2023, no Class S Shares or Class D Shares of the Fund were outstanding.

Status of Public Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion of common shares of beneficial interest (the “Public Offering”). The following table lists the shares and total consideration for the Public Offering as of the date of this filing (through the January 1, 2024 subscription date). The Fund intends to continue selling shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Common Shares	11,128,527.869	$278,985,356

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: January 26, 2024	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer and Treasurer